EXHIBIT 10.10

IMH FINANCIAL CORPORATION

INDEMNIFICATION AGREEMENT
THIS INDEMNIFICATION AGREEMENT (“Agreement”) is made as of July 24, 2014 by and between (i) IMH Financial Corporation, a Delaware corporation (the “Company”), and (ii) _______, an individual (“Indemnitee”).
THE PARTIES ENTER THIS AGREEMENT on the basis of the following facts, understandings and intentions:
A.    The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company.
B.    In order to induce Indemnitee to continue to provide services to the Company, the Company wishes to provide for the indemnification of, and advancement of expenses to, Indemnitee to the maximum extent permitted by law.
C.    The Amended and Restated Bylaws of the Company, as amended from time to time (the “Bylaws”) and the Certificate of Incorporation of the Company, as amended from time to time (together with the Bylaws, the “Charter Documents”) require indemnification of the officers and directors of the Company, advancement of expenses (including attorneys’ fees) incurred by directors and officers in matters subject to such indemnification, in each case to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended (the “DGCL”).
D.    The Charter Documents and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and (i) members of the Company’s board of directors (the “Board”), (ii) officers of the Company and (iii) other Persons with respect to indemnification.
E.    The Company and Indemnitee recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks at the same time as the availability and scope of coverage of liability insurance provide increasing challenges for the Company.
F.    Indemnitee does not regard the protection currently provided by applicable law, the Company’s governing documents and available insurance as adequate under the present circumstances, and Indemnitee and certain other directors, officers, employees, agents and fiduciaries of the Company may not be willing to continue to serve in such capacities without additional protection.
G.    The Board has determined that the difficulty in attracting and retaining highly qualified persons such as Indemnitee is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future.

H.    It is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified.
NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:
Section 1.    Services to the Company. Indemnitee will serve or continue to serve as a director or officer of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee is removed or terminated, as applicable, or tenders his or her resignation. Indemnitee may tender the resignation at any time in his or her sole and absolute discretion. Notwithstanding anything to the contrary in this Agreement, the Company and Indemnitee acknowledge that Indemnitee’s employment, if any, is and shall continue to be at-will, as defined under applicable law.
Section 2.    Definitions. As used in this Agreement:
2.1    “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act.
2.2    “Change of Control” means the occurrence, after the date of this Agreement, of any of the following events: (i) any Person (other than the Company, a majority-owned Subsidiary of the Company or any of its subsidiaries, or an employee benefit plan (or related trust) sponsored or maintained by the Company), including a “group” as provided in Section 13(d)(3) of the Exchange Act, that was not previously the Beneficial Owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding voting securities becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding voting securities; (ii) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clauses (i), (iii) or (v) of this sentence) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest), cease for any reason to constitute at least a majority of the members of the Board; (iii) the effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the Company Board or other governing body of such surviving entity; (iv) the approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or (v) any event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.
2.3    “Claim” means a claim or action asserted by a Person in a Proceeding or any other written demand for relief in connection with or arising from an Indemnification Event.
2.4    “Corporate Status” means a Person who is or was a member of the board of directors or other governing body (“director”) or officer of a Covered Entity or of any other corporation, partnership or joint venture, trust, employee benefit plan or other enterprise which such Person is or was serving at the request of a Covered Entity.
2.5    “Covered Entity” means (i) the Company, (ii) any Subsidiary or (iii) any other Person for which Indemnitee is or was (or may be deemed to be or have been) at any time serving at the request of the Company, or at the request of any Subsidiary, as a director, officer, employee, controlling Person, agent or fiduciary.
2.6    “Disinterested Director” means, with respect to any determination contemplated by this Agreement, any Person who, as of the time of such determination, is a member of the Board but is neither a party nor threatened to be made a party, to any Proceeding, with respect to any Indemnification Event.
2.7    “Expenses” means any and all direct and indirect fees, costs, retainers, court costs, transcript costs, expert fees, witness fees, travel expenses, duplicating costs, printing costs, binding costs, electronic delivery costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of any type or nature whatsoever reasonably incurred by Indemnitee (including reasonable attorneys’ fees) in connection with or arising from an Indemnification Event, including: (i) the investigation or defense of a Claim; (ii) being, or preparing to be, a witness or otherwise participating, or preparing to participate, in any Proceeding; (iii) furnishing, or preparing to furnish, documents in response to a subpoena or otherwise in connection with any Proceeding; (iv) any appeal of any judgment, outcome or determination in any Proceeding (including any premium, security for and other costs relating to any cost bond, supersedeas bond or any other appeal bond or its equivalent); (v) establishing or enforcing any right to indemnification under this Agreement (including pursuant to Section 6), Delaware law or otherwise, regardless of whether Indemnitee is ultimately successful in such action, unless as a part of such action, a court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous; and (vi) any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including all interest, assessments and other charges paid or payable with respect to such payments. For purposes of clarification, Expenses shall not include Losses.
2.8    An “Indemnification Event” shall be deemed to have occurred if Indemnitee was, is or becomes, or is threatened to be made, a party to or witness or other participant in, or was, is or becomes obligated to furnish or furnishes documents in response to a subpoena or otherwise in connection with, any Proceeding by reason of the fact that Indemnitee is or was (or may be deemed to be or have been) a director, officer, employee, controlling Person, agent or fiduciary of any Covered Entity, or by reason of any actual, alleged or suspected action or inaction on the part of Indemnitee while serving in any such capacity (including rendering any written statement that is a Required Statement or is made to another officer or employee of the Covered Entity to support a Required Statement).
2.9    “Independent Counsel” means a law firm, or a partner (or, if applicable, member or shareholder) of such a law firm, selected by Indemnitee that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to indemnification matters), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
2.10    “Losses” means any and all losses, claims, damages, liabilities, judgments, fines, penalties, settlement payments, awards and amounts of any type whatsoever incurred by Indemnitee in connection with or arising from an Indemnification Event. For purposes of clarification, Losses shall not include Expenses.
2.11    “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, estate, a joint venture, an unincorporated organization, an employee benefit plan, any other entity or enterprise, or any government or agency or political subdivision thereof.
2.12    The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, formal or informal government or self-regulatory agency investigation or inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee was, is or will be involved as a party or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any action taken by Indemnitee or of any action on Indemnitee’s part while acting as director or officer of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in each case whether or not serving in such capacity at the time any Expense is incurred for which indemnification, reimbursement, or any Advance of Expenses can be provided under this Agreement; provided, however , that the term “Proceeding” shall not include any action, suit or arbitration initiated by Indemnitee to enforce Indemnitee’s rights under this Agreement.

2.13    “Required Statement” means any written statement that is required to be, and is, filed with the Securities and Exchange Commission (the “SEC”) regarding the adequacy of the Company’s internal controls or the accuracy of reports or statements filed by the Company with the SEC pursuant to federal laws and/or administrative regulations.
2.14    “Reviewing Party” means, with respect to any determination contemplated by this Agreement, any one of the following: (i) a majority of all Disinterested Directors, even if such Disinterested Directors do not constitute a quorum of the Board; (ii) a committee of Disinterested Directors, even if such committee members do not constitute a quorum of the Board, so long as such committee was designated by a majority of all Disinterested Directors; (iii) if there are no Disinterested Directors, or if the Disinterested Directors so direct, Independent Counsel, in which case the applicable determination shall be provided in a written opinion to the Board, with a copy provided to Indemnitee; or (iv) if Indemnitee is not a director or officer of the Company at the time of such determination, the Board.
2.15    “Subsidiary” means any corporation of which more than fifty percent (50%) of the outstanding voting securities is owned directly or indirectly by the Company, and one or more other Subsidiaries, taken as a whole.
Section 3.    Indemnification Obligation.
3.1    Indemnification of Losses and Expenses. If an Indemnification Event has occurred, then, subject to Section 9 the Company shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by law, for and against any and all Losses and Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Indemnification Event, but only if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal Proceeding, only if Indemnitee had no reasonable cause to believe Indemnitee’s conduct was unlawful. So long as the Company is continuing to actively and vigorously defend Indemnitee in any Proceeding, Indemnitee shall not enter into any settlement in connection with such Proceeding without prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.
3.2    Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3.2 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3.2, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 3.2 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company unless and only to the extent that the Delaware Court of Chancery (the “Delaware Court”) or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case,

Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the Delaware Court or such other court shall deem proper.
3.3    Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Without limiting any other rights of Indemnitee pursuant to this Agreement, (a) to the extent that Indemnitee is a party to or a participant in and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith; and (b) if Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. The Company hereby acknowledges that a settlement or other disposition short of final judgment shall be deemed a successful resolution for purposes of this Section 3.3 if it permits a party to avoid expense, delay, distraction, disruption or uncertainty. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including settlement of such Proceeding with or without payment of money or other consideration), it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding, unless there has been a finding (either adjudicated or pursuant to Section 9 that Indemnitee (i) did not act in good faith, (ii) did not act in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, or (iii) with respect to any criminal proceeding, had reasonable cause to believe his conduct was unlawful. Anyone seeking to overcome this presumption shall have the burden of proof, and the burden of persuasion, by clear and convincing evidence.
3.4    Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.
Section 4.    Additional Indemnification.
4.1    Subject to any limitation in Sections 3.2 and 3.3, the Company shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee is a party to or is threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the Proceeding.
4.2    For purposes of Section 4.1, the meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to:
4.2.1.    to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL or such provision thereof; and

4.2.2.    to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.
Section 5.    Exclusions. Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obligated under this Agreement to make any indemnity:
5.1    against any Losses or Expenses with respect to Claims initiated or brought voluntarily by Indemnitee, and not by way of defense (including affirmative defenses and counter-claims), except (i) Claims to establish or enforce a right to indemnification, contribution or advancement with respect to an Indemnification Event, whether under this Agreement, any other agreement or insurance policy, the Charter Documents of any Covered Entity, the laws of the State of Delaware or otherwise, or (ii) if the Board has approved specifically the initiation or bringing of such Claim;
5.2    for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to (i) any excess beyond the amount paid under any insurance policy or other indemnity provision or (ii) with respect to any insurance policy to the extent paid for by Indemnitee, any increase in premiums resulting from the amount paid under such policy;
5.3    for disgorgement or return of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or
5.4    for which payment is prohibited by applicable law.
Section 6.    Advances of Expenses Prior to or During a Proceeding. The Company shall pay in advance, to the fullest extent not prohibited by law and until a determination that Indemnitee is not entitled to be indemnified by the Company under the terms hereof, the Expenses incurred by Indemnitee in connection with any Proceeding prior to disposition of such Proceeding (an “Advance”). The Company shall pay such Advances as soon as practicable, but in any event not later than thirty (30) days after the receipt by the Company of a statement or statements requesting such Advance (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice). Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under Sections 9 and 10 and the other applicable provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right to an Advance, whether such Expenses are incurred before or after the disposition of the Proceeding for which enforcement of this right to an Advance is pursued. Subject to Section 9.1, Indemnitee’s right to such Advances is not subject to the satisfaction of any standard of conduct. The Indemnitee shall qualify for Advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that Indemnitee undertakes to repay such Advances if, and only to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company.
Section 7.    Procedure for Notification. Indemnitee agrees to promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or any Advance of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement, or otherwise. If, at the time the Company receives notice of an Indemnification Event pursuant to this Section 7, the Company has liability insurance in effect that may cover such Indemnification Event, the Company shall give prompt written notice of such Indemnification Event to the applicable insurers in accordance with the procedures set forth in each of the applicable policies of insurance. The Company shall provide to Indemnitee a copy of such notice delivered to the applicable insurers, and copies of all subsequent correspondence between the Company and such insurers regarding the Indemnification Event or any Losses, in each case substantially concurrently with the delivery or receipt thereof by the Company. The Company shall thereafter take all reasonably necessary or desirable action to cause such insurers to pay, for the benefit of Indemnitee, all amounts payable as a result of such Indemnification Event in accordance with the terms of such policies; provided, however, that nothing in this Section 7 shall affect the Company’s obligations under this Agreement or the Company’s obligations to comply with the provisions of this Agreement in a timely manner as provided herein.
Section 8.    Settlement of Claims. The Company shall not settle any Claim in which it takes the position that Indemnitee is not entitled to indemnification in connection with such settlement without the prior written consent of Indemnitee, nor shall the Company settle any Claim in any manner which would (i) impose any fine or obligation on Indemnitee that is not indemnified by the Company hereunder, (ii) impose any non-monetary sanction on Indemnitee, or (iii) require any admission of fault or culpability of Indemnitee, without Indemnitee’s prior written consent.
Section 9.    Procedure to Determine Indemnification and Any Repayment of Advances After Disposition of a Proceeding.
9.1    In the event that Section 3.3 is inapplicable, the Company shall nevertheless indemnify Indemnitee and Indemnitee shall be permitted to retain any Advances given to Indemnitee, unless and to the extent a Reviewing Party chosen pursuant to Section 9.2 determines that Indemnitee has not met the applicable standard of conduct set forth in Section 3.1 or 3.2, as applicable, as a condition to such indemnification.
9.2    If, and to the extent, any applicable law requires the determination that Indemnitee has met the applicable standard of conduct set forth in Section 3.1 or 3.2, as applicable, as a condition to any such indemnification, a Reviewing Party chosen by the Board (provided that following a Change of Control, such Reviewing Party shall, at the written election of Indemnitee, be an Independent Counsel) shall make such determination in writing, subject to the following:

9.2.3.    A Reviewing Party so chosen shall act in the utmost good faith to assure Indemnitee a complete opportunity to present to such Reviewing Party Indemnitee’s evidence that Indemnitee has met the applicable standard of conduct.
9.2.4.    If the Reviewing Party pursuant to this Section 9.2.4 is to be an Independent Counsel, the Independent Counsel shall be selected as set forth in this Section 9.2.4. The Independent Counsel shall be selected by Indemnitee. The Company may, within ten (10) days after written notice of such selection, deliver to Indemnitee a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the Person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 7, and the final disposition of the Proceeding, including any appeal therein, no Independent Counsel shall have been selected and not objected to, Indemnitee may petition the Delaware Court or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a Person selected by the court or by such other Person as the court shall designate, and the Person with respect to whom all objections are so resolved or the Person so appointed shall act as Independent Counsel under this Section 9. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to this Section 9.2.4, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 9.2.4, regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 11.1, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
9.2.5.    If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within thirty (30) days after such determination. Indemnitee shall cooperate with the Reviewing Party making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to the Reviewing Party upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Reviewing Party shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.
9.2.6.    If a Reviewing Party chosen pursuant to this Section 9.2 shall not have made a determination whether Indemnitee is entitled to indemnification within thirty (30) days after being chosen as the Reviewing Party, the requisite determination of entitlement to indemnification shall be deemed to have been made, and Indemnitee shall be entitled to such indemnification, subject to Section 5; provided, however, that such thirty (30) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the Reviewing Party making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto.
9.2.7.    Notwithstanding a determination by a Reviewing Party chosen pursuant to Section 9.2 that Indemnitee is not entitled to indemnification with respect to a specific Claim or Proceeding (an “Adverse Determination”), Indemnitee shall have the right to apply to the court in which such Claim or Proceeding is or was pending or any other court of competent jurisdiction for the purpose of enforcing Indemnitee's right to indemnification and/or to retain Advances pursuant to this Agreement, provided that Indemnitee commences any such Proceeding seeking to enforce Indemnitee’s right to indemnification within one (1) year following the date upon which Indemnitee is notified in writing by the Company of the Adverse Determination. In the event of any dispute between the parties concerning their respective rights and obligations hereunder, the Company shall have the burden of proving that the Company is not obligated to make the indemnify Indemnitee and/or that Indemnitee is not entitled to retain any Advances.
Section 10.    Presumptions and Effect of Certain Proceedings.
10.1    In making a determination with respect to entitlement to indemnification hereunder, the Reviewing Party making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification. Neither the failure of the Company nor of the Reviewing Party to have made a determination prior to the commencement of any Advance or indemnification action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company or by the Reviewing Party that Indemnitee has not met such applicable standard of conduct, shall be a defense available to the Company to the Advance or indemnification action or create a presumption that Indemnitee has not met the applicable standard of conduct necessary to obtain an Advance or indemnification.
10.2    The termination of any Proceeding or Claim by judgment, court order, settlement or conviction, or on plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee (i) did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, or (ii) with respect to any criminal Proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.
10.3    Indemnitee shall be deemed to have acted in good faith (i) in any action that does not require, as an element of the claim or cause of action, the establishment of any state of mind inconsistent with a finding of good faith or (ii) if Indemnitee’s action is based on the records or books of account of a Covered Entity, including its financial statements, or on information supplied to Indemnitee by the officers or employees of a Covered Entity in the course of their duties, or on the advice of legal counsel for a Covered Entity or on information or records given, or reports made, to a Covered Entity by an independent certified public accountant or by an appraiser, investment banker or other expert selected by a Covered Entity, except, and then only to the extent, that Indemnitee knew or had reason to know that such records or books of account of a Covered Entity, information supplied by the officers or employees of a Covered Entity, advice of legal counsel or information or records given or reports made by an independent certified public accountant or by an appraiser, investment banker or other expert were materially false or materially inaccurate. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of a Covered Entity (other than Indemnitee) shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. For the avoidance of doubt, whether or not the foregoing provisions of this Section 10.3 are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company. Any Person seeking to overcome this presumption shall have the burden of proof, and the burden of persuasion, by clear and convincing evidence. The provisions of this Section 10.3 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.
Section 11.    Remedies of Indemnitee.
11.1    Subject to Section 11.5, in the event that (i) a determination is made by the Disinterested Directors (and, for the avoidance of doubt, not by the Independent Counsel) pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) any Advance of Expenses is not timely made pursuant to Section 6 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 9 of this Agreement within 60 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 3.3 or 3.4 or the last sentence of Section 9.2.5 of this Agreement within thirty (30) days after receipt by the Company of a written request therefor, or (v) payment of indemnification pursuant to Section 3.1, 3.2 or 4 of this Agreement is not made within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by a court of his or her entitlement to such indemnification or any Advance of Expenses. Alternatively, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 11.1; provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his or her rights under Section 5 of this Agreement. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.
11.2    In the event that a determination shall have been made by the Disinterested Directors pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 11, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or an Advance of Expenses, as the case may be.

11.3    If a determination shall have been made pursuant to Section 9 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 13, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.
11.4    The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 11 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. The Company shall indemnify Indemnitee against any and all Expenses which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or any Advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company only if Indemnitee ultimately is determined to be entitled to such indemnification, Advance of Expenses or insurance recovery, as the case may be, in the suit for which indemnification or an Advance is being sought.
11.5    Notwithstanding anything in this Agreement to the contrary but without in any way limiting Indemnitee’s right to Advances under Section 6, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the disposition of the Proceeding.
Section 12.    Non-Exclusivity; Primacy of Indemnification; Survival of Rights; Insurance; Reasonable Assistance; Subrogation; No Duplication of Payment.
12.1    Non-Exclusivity. The rights of indemnification as provided by this Agreement shall not be deemed exclusive of, but shall be in addition to, any other rights to which Indemnitee may at any time be entitled under the Charter Documents of any Covered Entity, any other agreement, any vote of stockholders or Disinterested Directors, the laws of the State of Delaware or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. To the extent that after the date of this Agreement a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or Advances of Expenses than would be afforded currently under the Charter Documents and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy. The rights to indemnification, contribution and Advances provided in this Agreement shall continue as to Indemnitee for any action Indemnitee took or did not take while serving in his or her Corporate Status even though Indemnitee may have ceased to serve in such capacity.

12.2    Insurance. The Company shall obtain and maintain in full force and effect, at the Company’s expense, liability insurance applicable to directors and officers from established and reputable insurers, in such amount, and otherwise on such terms, as are determined in good faith by the Board. Indemnitee shall be covered by such policy or policies at least until the sixth (6th) anniversary of the date of expiration of Indemnitee’s period of service with the Company (the “Six-Year Period”) and in such a manner as to provide Indemnitee with insurance of at least [twenty million dollars ($20,000,000)] with a nationally recognized carrier subject to Indemnitee’s reasonable approval and with the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director of the Company, or of the Company’s officers, if Indemnitee is not a director of the Company. The Company shall advise Indemnitee as to the terms of, and the amounts of coverage provided by, any liability insurance policy described in this Section 12.3 and shall promptly notify Indemnitee if, at any time, any such insurance policy will expire or be terminated, the amount of coverage under any such insurance policy will be decreased or the terms of any such insurance policy will materially change.
12.3    Reasonable Assistance. Indemnitee hereby agrees that during the Six-Year Period he or she shall provide reasonable assistance to the Company in investigating, responding to, pursuing, or defending against a Proceeding, including the giving of truthful oral or written testimony, provided that (i) the Company compensates Indemnitee at a daily rate commensurate with Indemnitee’s final salary with the Company (or in the case of a former director of the Company a cash per diem determined by the Board in its sole discretion but in no event less than the then actual cash rate payable to directors per Board ordinary meeting or if no such rate, the recurring annual cash rate divided by the number of ordinary Board meetings) for all time spent by Indemnitee at the Company’s request on such assistance; and (ii) Indemnitee’s cooperation does not waive or impair her or his rights under the Fifth Amendment to the United States Constitution, or any like privilege or immunity against self-incrimination; provided further, that an assertion of such privilege or immunity shall not create a presumption that Indemnitee has not met an applicable standard of conduct.
12.4    Subrogation. Except as provided for in Section 12.2, in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
12.5    No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which any Advances are provided hereunder) if and to the extent that Indemnitee has otherwise actually received such payment under any other indemnification or contribution agreement or any insurance policy, contract, agreement or otherwise except, (i) as provided in Section 12.2 and (ii) with respect to any insurance policy, to the extent paid for by Indemnitee, any increase in premiums resulting from the amount paid under such policy. The Company’s obligation to provide indemnification or any Advance of Expenses hereunder to an Indemnitee who is or was serving in his or her Corporate Status at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or an Advance of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.
Section 13.    Survival; Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in his or her Corporate Status even though Indemnitee may have ceased to serve in such capacity at the time of any Proceeding.
Section 14.    Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
Section 15.    Enforcement; Entire Agreement.
15.1    The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, as applicable, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company, as applicable.
15.2    This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all indemnifications obligations of the Company pursuant to the Charter Documents, except as required by the DGCL, and all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.
Section 16.    Modification and Waiver. No supplement, modification, waiver, or amendment of this Agreement or any provisions of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.
Section 17.    Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or any Advance of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise.
Section 18.    Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by confirmed facsimile transmission, and shall be addressed if to Indemnitee, at Indemnitee’s address as set forth beneath Indemnitee’s signature to this Agreement and if to the Company at the address of its principal corporate offices or to any other address as may have been furnished to Indemnitee by the Company.
Section 19.    Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever other than under the express limitations set forth in this Agreement, the Company, in lieu of indemnifying Indemnitee, shall, upon approval or order of the Delaware Court, contribute to the amount paid or payable by Indemnitee as a result of any Losses and/or Expenses, in connection with any claim relating to an Indemnification Event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (b) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).
Section 20.    Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 11.1 of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, The Corporation Trust Company, Wilmington, Delaware as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (d) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (e) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.
Section 21.    Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
Section 22.    Miscellaneous. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

“COMPANY”

IMH FINANCIAL CORPORATION

By:

“INDEMNITEE”

By: